EXHIBIT 99.1

Gartner	Press Release
Gartner Reports First Quarter 2019 Financial Results
Total Contract Value $3.1 Billion, +11% YoY FX Neutral
FIRST QUARTER 2019 HIGHLIGHTS

•	Revenues: $1.0 billion, +1%; +4% FX neutral. Adjusted Revenues: +8%, +11% FX neutral.

•	Net income: $21 million; adjusted EBITDA: $142 million, -2%, flat FX neutral.

•	Diluted EPS: $0.23, >100%; adjusted EPS: $0.58, -19%.

•	Operating cash flow: $36 million; free cash flow: $35 million.
2019 FINANCIAL OUTLOOK
The Company also reiterated its full year 2019 financial outlook:

•	Revenues: $4.22 - $4.32 billion.

•	Net income: $238 - $272 million; adjusted EBITDA $720 - $765 million.

•	Diluted EPS: $2.65 - $3.03; adjusted EPS $3.82 - $4.19.

•	Operating cash flow: $542 - $582 million; free cash flow $455 - $485 million.
STAMFORD, Conn., May 7, 2019 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for first quarter 2019 and reiterated its guidance for full year 2019. Additional information regarding the Company's results is provided in an Earnings Supplement available on the Company's Investor Relations website at https://investor.gartner.com.
Gene Hall, Gartner’s chief executive officer, commented, “Demand for our services is strong as clients recognize the incredible value of the services we offer. The acceleration we saw last year in Global Technology Sales, our largest and most important business, continued in the first quarter of 2019. Our ongoing investments in our business keep us well-positioned for sustained, long-term, double-digit growth."
CONFERENCE CALL INFORMATION
The Company will host a webcast call at 8:00 a.m. Eastern time on Tuesday, May 7, 2019 to discuss the Company’s financial results. The call will be available via the Internet by accessing the Company’s website at https://investor.gartner.com or by dialing 844-413-7151 (conference ID 9983129). A replay of the webcast will be available for approximately 30 days following the call on the Company's website.
CONSOLIDATED RESULTS HIGHLIGHTS

($ in millions, except per share data)	Three Months Ended
	March 31,			Inc/(Dec)
	2019	2018	Inc/(Dec)	FX Neutral
GAAP Metrics:
Revenues	$970	$964	1%	4%
Net income	21	(20)	>100%	na
Diluted EPS	0.23	(0.22)	>100%	na
Operating cash flow	$36	$3	>100%	na

Non-GAAP Metrics:
Adjusted revenues	$970	$899	8%	11%
Adjusted EBITDA	142	144	(2)%	0%
Adjusted EPS	0.58	0.72	(19)%	na
Free cash flow	$35	$27	30%	na
na=not available.

SEGMENT RESULTS HIGHLIGHTS

•	Global Technology Sales Contract Value (GTS CV): $2.5 billion, +14% YOY FX Neutral

•	Global Business Sales Contract Value (GBS CV): $0.6 billion, flat YOY FX Neutral

Our segment results for the three months ended March 31, 2019 are as follows (Unaudited; $ in millions) (a):

	Research	Conferences	Consulting
GAAP Metrics:
Revenues	$825	$52	$93
Inc/(Dec)	8%	13%	12%
Inc/(Dec) - FX neutral	11%	17%	16%

Gross contribution	$575	$19	$29
Inc/(Dec)	8%	17%	19%
Contribution margin	70%	36%	31%

Non-GAAP Metrics:
Adjusted revenues	$825	$52	$93
Inc/(Dec)	8%	13%	12%
Inc/(Dec) - FX neutral	11%	17%	16%

Adjusted contribution	$575	$19	$29
Inc/(Dec)	8%	16%	19%
Adjusted contribution margin	70%	36%	31%
(a) The Company's Other segment is not presented since all of the non-core businesses that comprised this segment were divested during 2018.

Additional details regarding our segment results can be obtained in the Earnings Supplements and in our quarterly report on Form 10–Q filed with the SEC on May 7, 2019.

Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and reconciliations under "Supplemental Information — Non-GAAP Reconciliations." In this Press Release, some totals may not add due to rounding and percentage changes are based on the whole number and recalculation based on millions may yield a different result.

FINANCIAL OUTLOOK FOR 2019

Additional details regarding our 2019 financial outlook are available in the Earnings Supplement.

ABOUT GARTNER

Gartner, Inc. (NYSE: IT), is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission–critical priorities today and build the successful organizations of tomorrow. We believe our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We are a trusted advisor and objective resource for more than 15,000 organizations in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit gartner.com.

CONTACT

David Cohen
GVP, Investor Relations, Gartner
+1 203.316.6631
investor.relations@gartner.com

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results, long-term objectives, and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different. Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; cybersecurity incidents; general economic conditions; risks associated with the creditworthiness, budget cuts, and shutdown of governments and agencies; the impact of the U.S. Tax Cuts and Jobs Act of 2017; changes to laws and regulations; and other factors described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be found on Gartner’s website at https://investor.gartner.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP. The non-GAAP financial measures used in this Release are defined as follows:

Adjusted Revenue: Represents GAAP revenue plus: (i) revenue from pre-acquisition periods, as applicable and (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; less (iii) revenue related to divested operations. Non-cash fair value adjustments on pre-acquisition deferred revenues are generally recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues.

Adjusted Contribution and Adjusted Contribution Margin: GAAP gross contribution is derived from our GAAP-based financial statements and represents revenue less direct expense. Adjusted Contribution represents GAAP gross contribution plus: (i) contribution from pre-acquisition periods, as applicable and (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; less (iii) contribution related to divested operations; and (iv) an adjustment for unallocated corporate costs. Adjusted Contribution Margin represents the contribution margin on Adjusted Revenue. We believe these are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted EBITDA: Represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) tax provision (benefit); (iii) other operating expense/income, net; (iv) stock-based compensation expense; (v) depreciation, amortization, and accretion; (vi) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (vii) acquisition and integration charges and certain other non-recurring items; (viii) EBITDA from pre-acquisition periods, as applicable; (ix) gain/loss on divestitures, as applicable; and (x) EBITDA from divested operations, as applicable. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures; and (vi) the related tax effect. Adjusted Net Income includes the results of our divested operations. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.

Adjusted EPS: Represents GAAP EPS adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include on a per share basis: (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues, as applicable; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017, as applicable; (v) gain/loss on divestitures, as applicable; and (vi) the related tax effect, as applicable. Adjusted EPS includes the results of our divested operations. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.

Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. Free Cash Flow includes the results of our divested operations. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.
SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these measures.
Reconciliation - GAAP Revenue to Adjusted Revenue; GAAP Contribution to Adjusted Contribution and Adjusted Contribution Margin (Unaudited; in millions):

For the three months ended March 31, 2019:

	Research	Conferences	Consulting	Unallocated	Total
GAAP revenue	$825	$52	$93	$—	$970
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Revenue from divested operations (b)	—	—	—	—	—
Adjusted revenue	$825	$52	$93	$—	$970

GAAP gross contribution	$575	$19	$29	$—	$623
Add: Amortization of deferred revenue fair value adjustment (a)	—	—	—	—	—
Less: Contribution from divested operations (b)	—	—	—	—	—
Unallocated (c)	—	—	—	1	1
Adjusted contribution	$575	$19	$29	$1	$624
Adjusted contribution margin	70%	36%	31%	na	64%

For the three months ended March 31, 2018:

	Research	Conferences	Consulting	Other	Unallocated	Total
GAAP revenue	$764	$46	$83	$70	$—	$963
Add: Amortization of deferred revenue fair value adjustment (a)	6	—	—	4	—	10
Less: Revenue from divested operations (b)	(4)	—	—	(70)	—	(74)
Adjusted revenue	$766	$46	$83	$4	$—	$899

GAAP gross contribution	$531	$16	$24	$43	$—	$614
Add: Amortization of deferred revenue fair value adjustment (a)	6	—	—	4	—	10
Less: Contribution from divested operations (b)	(2)	—	—	(45)	—	(47)
Unallocated (c)	—	—	—	—	(8)	(8)
Adjusted contribution	$535	$16	$24	$2	$(8)	$569
Adjusted contribution margin	70%	35%	29%	na	na	63%
(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) The Company divested all of its businesses comprising the Other segment during 2018. As a result, there are no results reported for the Other segment in 2019.
(c) Consists of certain unallocated corporate adjustments.
na=not applicable.
Reconciliation - GAAP Net Income (Loss) to Adjusted EBITDA (Unaudited; in millions):

	Three Months Ended March 31,
	2019	2018
GAAP net income (loss)	$21	$(20)
Interest expense, net	25	35
Loss from divested operations (a)	2	—
Other expense (income), net	1	(1)
Tax provision (benefit)	—	(23)
Operating income (loss)	49	(9)
Adjustments:
Stock-based compensation expense (b)	32	30
Depreciation, amortization, accretion (c)	54	68
Amortization of deferred revenue fair value adjustment (d)	—	10
Acquisition and integration charges and other non-recurring items (e)	7	62
EBITDA from divested operations (f)	—	(17)
Adjusted EBITDA	$142	$144
(a) Consists of net loss from divestitures of non-core businesses.
(b) Consists of charges for stock-based compensation awards.
(c) Includes depreciation expense, amortization of intangibles, and accretion on asset retirement obligations.
(d) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(e) Consists of incremental and directly-related charges from acquisitions and other non-recurring items.
(f) Consists of EBITDA from divested non-core businesses.

Reconciliation - GAAP Net Income (Loss) to Adjusted Net Income and Adjusted EPS (Unaudited; in millions, except per share amounts):

	Three Months Ended March 31,
	2019		2018
	Amount	Per share	Amount	Per share
GAAP net income (loss)	$21	$0.23	$(20)	$(0.22)
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	34	0.37	52	0.56
Amortization of deferred revenue fair value adjustment (b)	—	—	10	0.11
Acquisition & integration charges and other non-recurring items (c), (d)	9	0.10	65	0.70
Loss from divested operations (e)	2	0.02	—	—
Tax impact of adjustments (f)	(13)	(0.14)	(41)	(0.44)
Rounding	—	—	—	0.01
Adjusted net income and Adjusted EPS (g)	$53	$0.58	$66	$0.72
(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which is recorded in Interest expense, net in the Consolidated Statement of Operations and in the Adjusted EBITDA table above.
(e) Consists of net loss from divestiture of non-core businesses.
(f) The blended effective tax rates on the adjustments were approximately 29% and 32% for the three months ended March 31, 2019 and 2018, respectively.
(g) Adjusted EPS was calculated based on 91.0 million and 92.3 million diluted shares for the three months ended March 31, 2019 and 2018, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Three Months Ended March 31,
	2019	2018
GAAP cash provided by operating activities	$36	$3
Adjustments:
Plus: cash paid for acquisition, integration, and other non-recurring items	20	42
Less: cash paid for capital expenditures	(20)	(18)
Free Cash Flow	$35	$27

Financial Outlook Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Net income	$238	$272
Interest expense, net (a)	103	103
Other (income) expense, net	1	1
Tax provision	82	93
Operating income	424	469

Adjustments:
Stock-based compensation expense	71	71
Depreciation, accretion, and amortization	215	215
Acquisition and integration charges and other nonrecurring items	10	10
Adjusted EBITDA	$720	$765
(a) Includes approximately $6.0 million of amortization of deferred financing fees, which is reported in Interest expense, net in the Consolidated Statement of Operations.

Financial Outlook Reconciliation - GAAP EPS to Adjusted EPS (Unaudited):

	Full Year 2019 Guidance
	Low	High
GAAP EPS	$2.65	$3.03

Adjustments:
Amortization of acquired intangibles	1.04	1.04
Acquisition and integration charges and other nonrecurring items	0.13	0.13
Rounding	—	(0.01)
Adjusted EPS	$3.82	$4.19
Financial Outlook Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Full Year 2019 Guidance
	Low	High
Operating cash flow	$542	$582
Acquisition, integration, and other non-recurring payments	60	60
Capital expenditures	(147)	(157)
Free cash flow	$455	$485
GARTNER, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Research	$825,374	$763,924
Conferences	51,932	46,087
Consulting	93,138	82,896
Other	—	70,658
Total revenues	970,444	963,565
Costs and expenses:
Cost of services and product development	346,645	357,209
Selling, general and administrative	518,770	487,745
Depreciation	19,775	16,410
Amortization of intangibles	33,683	51,646
Acquisition and integration charges	2,772	59,266
Total costs and expenses	921,645	972,276
Operating income (loss)	48,799	(8,711)
Interest expense, net	(24,847)	(35,059)
Loss from divested operations	(2,075)	—
Other (expense) income, net	(824)	899
Income (loss) before income taxes	21,053	(42,871)
Provision (benefit) for income taxes	258	(23,284)
Net income (loss)	$20,795	$(19,587)

Net income (loss) per share:
Basic	$0.23	$(0.22)
Diluted	$0.23	$(0.22)
Weighted average shares outstanding:
Basic	89,882	91,005
Diluted	91,004	91,005
Source: Gartner, Inc.
Gartner-IR